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                Agreement for Right of First Refusal and Other Matters



    This Agreement is entered into as of this _____ day of _________, 1997 by and between Residential Healthcare Properties, Inc. ("RHP") and Greenbriar Corporation ("GBR").

                              W I T N E S S E T H :

WHEREAS RHP and GBR have determined that is in their best interest and mutual benefit to enter into an agreement providing for the right of first refusal for GBR to lease or manage at RHP's option, certain assisted living communities, Alzheimer's care and/ or retirement living centers, or nursing homes ("Facility"or "Facilities") that may be owned, acquired, or developed by RHP; and

WHEREAS RHP and GBR wish to set forth certain understandings regarding the sale by means of real estate syndications of Facilities that may be leased by RHP, or RHP's subsidiaries, to GBR, or its subsidiaries.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, it is agreed as follows:

1.  Term.     The Term of this agreement shall commence on the date hereof and shall expire at 5:00 p.m. Central Time on the day immediately preceding the fifth (5th) anniversary of such date.

2.  Grant of Right of First Refusal to Lease or Manage.    In the event that
    RHP desires to lease to a third party or engage the services of a third party to manage any Facility acquired, constructed or developed by or for RHP subsequent to the date hereof and during the term of this Agreement, prior to leasing or entering into such agreements, RHP shall extend to GBR the opportunity as determined by RHP, either to lease or to manage the Facility upon the terms and condition as set forth below, prior to entering into a lease or management agreement with any third party.

3. Management Agreement. The terms of the management agreement shall be substantially in the form of Exhibit"A" attached hereto and shall provide for a management fee of 6% of the Revenue of the Facility as defined in the Management Agreement and shall be cancelable on 60-days prior written notice and shall contain such other provisions as are consistent with the terms of this Agreement.

4.  Lease Agreement.    The Lease Agreement shall be substantially in the form
    of Exhibit"B" attached hereto and shall provide for a Rental amount equal to the fair market
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    rental as defined in the Lease Agreement and shall contain such other provisions as are consistent with the terms of this Agreement.

5.  Notification and Exercise of Option.     RHP shall notify GBR of its intent
    to enter into such third party lease agreement or management agreement by written notice given in accordance with this Agreement. GBR shall have twenty (20) days from the date of such notice in which to elect to enter into the lease agreement or management agreement upon the terms set forth in the notice, including the terms set forth in the attached Exhibits "A" or "B." In the event that GBR has not notified RHP in writing within such time period that GBR has elected the option to lease or manage the Facility that is the subject of the notice, RHP shall be free to proceed to lease the Facility or to enter into a management agreement for the particular Facility as it sees fit.

6. Additional Right of First Refusal to Lease. GBR shall have the option, during the term of any management agreement for a particular Facility, should RHP desire to lease the facility to any third party, other than pursuant to a financing lease or ground lease of the facility, to lease the facility upon the terms and conditions as RHP shall be offered or is willing to extend to a third party. RHP shall give GBR notice and GBR shall exercise its option in accordance with the notice provision set forth in Paragraph 5 above. In the event that GBR declines to exercise the option granted in this Section 6, RHP shall be free to proceed to lease the facility as it sees fit and the existing management agreement shall be cancelable upon 30-days notice.

7. Certain Agreements Regarding Sale of Facilities to Real Estate Syndications. The parties recognize that RHP as a real estate company may, from time to time during the term of this Agreement, offer Facilities that are owned by RHP and are subject to lease by GBR or its subsidiary for sale to real estate syndications. GBR agrees to enter into a replacement lease ("Replacement Lease") or cause its wholly-owned subsidiary to enter into a Replacement Lease with the acquirer; provided the Replacement Lease shall provide for an annual rental rate to be determined by multiplying 110% of the then current fair market value as determined by appraisal in accordance with the appraisal provisions contained in the existing lease by 9.69%; a term not less than 10 years; tenant to be responsible for all charges and expenses of ownership and operation of the Facility; and the Replacement Lease provides for a right of first refusal for the tenant to purchase the Facility should the acquirer elect to sell the Facility and to participate in the appreciation of the Facility upon sale after the return to the participants in the syndication of their original contribution. Should GBR's subsidiary be the Tenant under any Replacement Lease, GBR agrees to unconditionally guarantee the payment and performance of all obligations of the tenant under the Replacement Lease. The parties agree to incorporate an appropriate provision in all leases between GBR or its subsidiaries and RHP to reflect the agreement of the parties contained herein.

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8.  Transfer, Assignment, and Change of Control.

    A. Because of the trust and confidence that RHP places in the management and ownership of GBR as it is presently constituted, RHP shall have the right to terminate this agreement in the event that there is a material change in the principal officers of GBR or change of control of GBR resulting from the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 50% or more, or rights, options or warrants to acquire 50% or more, of the outstanding shares of voting stock of GBR. For purposes hereof "Person' shall mean any individual (whether acting alone or in concert with others), any corporation, partnership, trust, limited liability company, or any other legal entity no matter how constituted.

    B. Notwithstanding Paragraph B above, after making an election to exercise the right of first refusal to lease or manage given pursuant to this agreement, GBR may assign it interest in the particular right exercised to a wholly-owned subsidiary of GBR. In the event that a wholly-owned subsidiary of GBR should enter into a lease pursuant to this agreement, GBR shall guaranty the payment and performance in accordance with the "Unconditional and Continuing Lease Guaranty" in the form of Exhibit "C" attached hereto.

9.  Miscellaneous.

    A.   Saturdays, Sundays and Holidays.
         For purposes of this Agreement, should any date specified herein as a deadline fall on a Saturday, Sunday, or holiday, such date shall automatically be extended to the next following day which is not a Saturday, Sunday, or holiday.


    B.   Notice.
         Any notice required or permitted to be delivered under this Agreement shall be deemed received when sent by United States mail, postage prepaid, certified mail, return receipt requested or by overnight courier addressed to RHP or GBR, as the case may be, at the address set forth below:

         If to RHP:     ______________________________________
                        ______________________________________
                        ______________________________________
                        Attention:  __________________________
                        (___) ______________________(Telephone)
                        (___) _______________________(Facsimile)

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         With a copy to:______________________________________
                        ______________________________________
                        ______________________________________
                        (___) ______________________(Telephone)
                        (___) _______________________(Facsimile)

         If to GBR:     ______________________________________
                        ______________________________________
                        ______________________________________
                        Attention:     ________________________
                        (___) ______________________(Telephone)
                        (___) _______________________(Facsimile)

         With a copy to:______________________________________
                        ______________________________________
                        ______________________________________
                        (___) ______________________(Telephone)
                        (___) _______________________(Facsimile)



    C.   Applicable Law.
         This Agreement shall be construed under and in accordance with the laws of the state where the Property is located.

    D.   Parties Bound.
         Subject to the prohibition contained elsewhere in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns.

    E.   Construction.

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         In case any one or more of the  provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal and unenforceable provision had never been contained in this Agreement. Captions used in this Agreement are for the convenience of the parties and shall not be used in construing or interpreting any provision hereof.

    F.   Time of Essence.
         Time is of the essence in the performance of the undertakings and obligations of the parties under this Agreement.
    G.   Gender.
         Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.


10. Alternative Dispute Resolution.

    A.   Mediation.     The parties agree that if a claim, controversy or
         dispute arising out of or related to this Agreement cannot be resolved by negotiation they will in good faith submit to mediation as a condition precedent to initiation of arbitration. Mediation shall be initiated by a party requesting same in writing, and shall be conducted in accord with the Commercial Mediation Rules of the American Arbitration Association (the "AAA") or other such body as the parties may agree to. If the parties do not agree to a mediator within three (3) days of the written request for mediation, the party requesting mediation shall request a list of mediators from the AAA and the AAA's procedures for selection of a mediator shall apply. If the dispute has not been resolved within 30 calendar days of the written request for mediation, either party shall be free to initiate arbitration as herein provided Each party shall bear its respective costs incurred and the parties shall share equally the fees and expenses of the mediator.

    B.   Arbitration.   Any claim, controversy or dispute which cannot be
         resolved by negotiation or mediation shall be resolved conclusively by binding arbitration before three arbitrators in accord with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Article. Each party shall appoint an arbitrator and the two arbitrators so appointed shall appoint a third arbitrator. In the event of any inconsistency between the provisions of this Article and the Commercial Arbitration Rules of the American Arbitration Association, this Article shall control, subject to the right to appeal as hereinafter set forth. Judgment on the award may be entered in any court having jurisdiction thereof. In the event either party requests injunctive relief, the AAA shall forthwith appoint a single arbitrator to promptly hear such claim and such arbitrator shall have the authority to grant any provisional remedy which would be
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    available in a court of competent jurisdiction.  The arbitrator shall resolve all matters in accordance with applicable substantive law. The arbitrator shall have authority to determine (whether on a provisional or final basis) who shall bear the responsibility for arbitration fees, arbitrators' fee, and attorneys' fees. All arbitration shall be commenced within thirty (30) days of the demand therefor and any decision or award shall be rendered within sixty (60) days thereafter. The award shall be rendered in writing and shall set forth findings of fact and conclusions of law. A party shall be entitled to appeal any error of law in connection with the award of the arbitrators.

    C. Location of Mediation or Arbitration. Proceedings for mediation or arbitration hereunder shall be conducted in Dallas, Texas.

    D. Reservation of Rights. Nothing in this Agreement shall be deemed to limit the applicability of any otherwise applicable statutes of limitations or repose and any waivers contained in this Agreement; limit the right of a party to exercise self help remedies; or preclude a party from initiating litigation for provisional or ancillary remedies such as injunctive relief to prevent irreparable injury. The exercise of any remedy or the institution of any action permitted by this provision shall not constitute a waiver of the right of any party, including the plaintiff in any such action, to arbitrate the merits of the controversy or claim giving rise to such remedies.

    E. Attorney-Client Privilege; Confidentiality. Any attorney-client privilege or other protection against disclosure of confidential information, including without limitation any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to, and may be claimed by, any party in arbitration proceedings. No party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Article. Each party agrees to keep all controversies and claims for mediation or arbitration and related proceedings strictly confidential, except for disclosures of information required by applicable law or regulation. In addition all conduct, statements, offers and opinions, whether written or oral, made in the course of any mediation shall be deemed made for the purpose of compromise and settlement.

    G. Third Parties. No arbitration or mediation proceeding arising out of or related to this Agreement shall include by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing specific reference to this Agreement signed by the parties hereto and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitrate or mediate any claim not described in the written consent or with a person or entity not named or described therein.

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    H.   Attorneys' Fees and Costs.       In the event of arbitration arising
    out of the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to receive, in addition to any other award, his reasonable costs of proceeding, including reasonable attorneys' fees.

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Executed on behalf of the parties by their duly authorized officers as of the day and year first written.


RESIDENTIAL HEALTHCARE PROPERTIES, INC.


By: _______________________________

Name:    __________________________

Title:   __________________________





GREENBRIAR CORPORATION

By: ______________________________

Name:    _________________________

Title:   _________________________


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